UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

On June 11, 2026, Avalo Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with an accredited investor to exchange 4,294.675 outstanding shares of the Company’s outstanding Series C non-voting convertible preferred stock, $0.001 par value per share (the “Series C Preferred Stock”) for 4,294.675 shares of the Company’s newly created Series C-1 non-voting convertible preferred stock, $0.001 par value per share (the “Series C-1 Preferred Stock”), such exchange, the “Exchange”. The purpose of the Exchange is to provide the investor with a class of preferred stock identical to the current Series C Preferred Stock other than the removal of the restriction applicable to the investor in the Series C Preferred Stock preventing the investor from increasing its beneficial ownership limit from 4.99% of the Company’s common stock to 9.99% of the Company’s common stock.

Upon the closing of the Exchange, 4,085.379 shares of Series C Preferred Stock will remain outstanding.

The securities described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities law of any state, and will be exchanged in reliance on the exemptions from registration under the Securities Act afforded by Section 3(a)(9) and Section 4(a)(2) thereunder.

Item 3.03    Material Modification to rights of Security Holders.

To the extent required by Item 3.03 of this Form 8-K, the information contained in Item 3.02 of this Form 8-K is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2026 (the “Effective Date”), the Company entered into amendments to employment agreements with Garry A. Neil, M.D., the Company’s Chief Executive Officer, Christopher Sullivan, the Company’s Chief Financial Officer, Mittie Doyle, M.D., FACR, the Company’s Chief Medical Officer and Taylor Boyd, Chief Business Officer (together, the “Employment Agreement Amendments”).

The Employment Agreement Amendments amend the provisions of the employment agreements with each of Dr. Neil, Mr. Sullivan, Dr. Doyle and Mr. Boyd that relate to potential payments and benefits in connection with certain employment terminations and a change in control. These provisions, as amended by the Employment Agreement Amendments, are summarized below:

•In the event of a termination without Cause or for Good Reason: Each of Dr. Neil, Mr. Sullivan, Dr. Doyle and Mr. Boyd will be entitled to (i) twelve (12) months of his or her respective base salary as in effect immediately prior to such termination (or, in the case of Dr. Neil, eighteen (18) months), payable in substantially equal installments over the applicable severance period; (ii) if not yet paid, any unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Company’s Board of Directors, payable when such annual bonuses are paid to other executive employees of the Company; (iii) the annual bonus earned for the fiscal year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Company’s Board of Directors, prorated to reflect his or her completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company (but in no event later than March 15 of the calendar year following the year in which the termination occurs), and (iv) upon timely COBRA election, the Company-paid portion of his or her health coverage premiums during the applicable severance period.

In addition, consistent with the terms of the employment agreements prior to the Employment Agreement Amendments and solely with respect to options granted prior to the Effective Date, such options will vest in full as of such termination, and all vested options held as of the date of termination will remain exercisable thereafter for a period of twelve (12) months in the case of Dr. Neil and Mr. Sullivan and six (6) months in the case of Dr. Doyle and Mr. Boyd.

•In the event of a termination without Cause or For Good Reason in the period beginning three months prior to a Change in Control and ending on the twelve month anniversary following a Change in Control): In lieu of the benefits provided above, each of Dr. Neil, Mr. Sullivan, Dr. Doyle and Mr. Boyd will be entitled to (i) the sum of (A) 1.0x of his or her respective base salary as in effect immediately prior to such termination (or, in the case of Dr. Neil, 1.5x) and (B) 1.0x of his or her annual target bonus in the year of termination; (ii) if not yet paid, any unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Company’s Board of Directors, payable when such annual bonuses are paid to other executive employees of the Company; (iii) full acceleration of all outstanding and unvested time-based equity awards, which will become fully vested and exercisable or nonforfeitable as of the later of (A) the date of termination or (B) the effective date of a general release in favor of the Company, and any vested options shall remain exercisable for twelve (12) months in the case of Dr. Neil and Mr. Sullivan and six (6) months in the case of Dr. Doyle and Mr. Boyd; (iv) the annual bonus earned for the fiscal year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Company’s Board of Directors, prorated to reflect his or her completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company (but in no event later than March 15 of the calendar year following the year in which the termination occurs); and (v) upon timely COBRA election, the Company-paid portion of his or her health coverage premiums during the applicable severance period. The payments pursuant to clauses (i)-(ii) will be made promptly after the closing of the Change in Control or his or her termination, whichever is later.

Notwithstanding anything to the contrary in the employment agreement, the Company’s Fourth Amended and Restated 2016 Equity Incentive Plan (as amended), or applicable award agreement, in the event of a Change in Control, all outstanding and unvested time-based equity awards held by such executive immediately prior to the Change in Control (including any replacement, substitute or successor awards issued in respect thereof in connection with the Change in Control), to the extent not previously vested in accordance with their terms or clause (iii) above, shall become fully vested and exercisable or nonforfeitable (as applicable) upon the first anniversary of the Change in Control, provided that such executive remains continuously employed by the Company or its successor through such first anniversary.

•280G Limitation: In the event any compensation, payment or distribution by the Company to each of Dr. Neil, Mr. Sullivan, Dr. Doyle and Mr. Boyd, or for their respective benefit, whether paid or payable or distributed or distributable pursuant to the terms of their respective employment agreements, as amended, or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which each of Dr. Neil, Mr. Sullivan, Dr. Doyle and Mr. Boyd become subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in the executive receiving a higher After Tax Amount (as defined in the respective Employment Agreement Amendment (i.e., the Aggregate Payments net of all applicable taxes, determined using the highest applicable marginal tax rates)) than what such executive would receive if the Aggregate Payments were not subject to such reduction.

The foregoing description of the Employment Agreement Amendments is qualified in its entirety by reference to the A&R Employment Agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this current report on Form 8-K and are incorporated by reference herein.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 11, 2026, in connection with the Exchange, the Company filed a Certificate of Designation to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Designation”), with the Secretary of State of the State of Delaware for the purpose of designating the Series C-1 Preferred Stock.

Each share of Series C-1 Preferred Stock is initially convertible into 1,000 shares of Common Stock, subject to adjustment as described below. No fractional shares will be issued upon conversion; rather any fractional share will be rounded up to the next whole share.

In all cases, conversion of the Series C-1 Preferred Stock will be subject to the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” prevents the conversion of any portion of a holder’s Series C-1 Preferred Stock if such conversion would cause the holder, together with its affiliates, to beneficially own more than 9.99% of the outstanding shares of Common Stock after giving effect to the conversion.

Except as required by the Delaware General Corporation Law and the Certificates of Designation, the Series C-1 Preferred Stock has no voting rights. The Series C-1 Preferred Stock is entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) equal to and in the same form as dividends (other than dividends in the form of Common Stock)

actually paid on shares of the Common Stock when, as and if declared by the Board (other than dividends in the form of Common Stock).

The Series C-1 Preferred Stock ranks in parity with the Series C Preferred Stock and Common Stock as to dividends, distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

The Series C-1 Preferred Stock is subject to broad-based weighted average anti-dilution protection for certain issuances of Common Stock and securities convertible into Common Stock.

The foregoing description of the Series C-1 Preferred Stock is qualified in its entirety by reference to the full text of the Series C-1 Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Certificate of Designation for Avalo Therapeutics, Inc.’s Series C-1 Preferred Stock filed with the Secretary of State of Delaware on June 11, 2026.

10.1	Amendment No. 2 to Garry Neil Letter Agreement.

10.2	Amendment No. 3 to Christopher Sullivan Letter Agreement.

10.3	Amendment No. 1 to Mittie Doyle Employment Agreement.

10.4	Amendment No. 1 to Taylor Boyd Employment Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: June 12, 2026	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer